EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX  77060-3500  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release                                                                                                                                          11-016

Date:  October 24, 2011                                                                       Contact:          Stephen Powers
                                              Director, Finance & Investor Relations

Helix Reports Third Quarter 2011 Results

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) reported net income of $46.0 million, or $0.43 per diluted share, for the third quarter of 2011 compared with net income of $26.2 million, or $0.25 per diluted share, for the same period in 2010, and net income of $41.3 million, or $0.39 per diluted share, in the second quarter of 2011.  Net income for the nine months ended September 30, 2011 was $113.2 million, or $1.06 per diluted share, compared with a net loss of $77.3 million, or $(0.74) per diluted share, for the nine months ended September 30, 2010.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “Helix delivered another strong quarter as our Contracting Services segment continues to improve, with near full utilization of all three of our well intervention vessels and our two reeled pipelay vessels.  In addition, utilization in our Robotics business continued to improve even as we added two new ROV units to the fleet.  Our Oil and Gas business performed very well despite some production disruptions associated with pipeline issues and tropical storm activity.  Helix generated healthy cash flow from operations during the quarter, and also paid down an additional $75 million of gross debt via the repurchase of a portion of our senior unsecured notes.  I am pleased to announce that we are increasing our EBITDAX guidance for the remainder of 2011 given our current market visibility.”

* * * * *

Summary of Results

(in thousands, except per share amounts and percentages, unaudited)

	Quarter Ended			Nine Months Ended
	September 30		June 30	September 30
	2011	2010	2011	2011	2010
Revenues	$372,496	$392,669	$338,319	$1,002,422	$893,501

Gross Profit (Loss):
Operating	$126,200	$87,891	$130,858	$334,480	$191,241
	34%	22%	39%	33%	21%
Oil and Gas Impairments (1)	(2,357)	(897)	(22,721)	(25,078)	(171,871)

Exploration Expense (2)	(1,548)	(442)	(7,939)	(9,833)	(1,780)
Total	$122,295	$86,552	$100,198	$299,569	$17,590

Net Income (Loss) Applicable to Common Shareholders (3)	$46,016	$26,161	$41,313	$113,186	$(77,281)

Diluted Earnings (Loss) Per Share	$0.43	$0.25	$0.39	$1.06	$(0.74)

Adjusted EBITDAX (4)	$178,002	$142,175	$175,840	$503,061	$334,119

Note: Footnotes listed at end of press release.

Segment Information, Operational and Financial Highlights
(in thousands, unaudited)
	Three Months Ended
	September 30,		June 30,
	2011	2010	2011
Revenues:
Contracting Services	$229,967	$238,531	$171,353
Production Facilities	19,986	74,458	20,545
Oil and Gas	159,218	95,566	172,458
Intercompany Eliminations	(36,675)	(15,886)	(26,037)
Total	$372,496	$392,669	$338,319

Income (Loss) from Operations:
Contracting Services	$47,363	$31,015	$30,565
Production Facilities	10,983	44,520	11,920
Oil and Gas	52,527	(3,206)	73,724
Gain on Oil and Gas DerivativeCommodity Contracts	-	161	-
Oil and Gas Impairments (1)	(2,357)	(897)	(22,721)
Exploration Expense (2)	(1,548)	(442)	(7,939)
Corporate	(6,227)	(10,767)	(9,112)
Intercompany Eliminations	(528)	(286)	(19)
Total	$100,213	$60,098	$76,418
Equity in Earnings of Equity Investments	$4,906	$6,221	$5,887

Note: Footnotes listed at end of press release.

Contracting Services

o
Subsea Construction and Robotics revenues increased in the third quarter of 2011 compared to the second quarter of 2011 primarily due to increased utilization of the Express and Intrepid in the Gulf of Mexico, and increased ROV and trencher utilization in our Robotics business.  Overall our utilization rate for our owned and chartered vessels increased to 86% in the third quarter of 2011 from 71% in the second quarter of 2011.  ROV and trenching utilization increased to 67% in the third quarter of 2011 compared to 54% in the second quarter of 2011.

o
Well Intervention revenues increased in the third quarter of 2011 due primarily to increased utilization of our vessels in both the North Sea and the Gulf of Mexico.  Vessel utilization in the North Sea increased to 98% in the third quarter of 2011 from 87% in the second quarter of 2011.  Vessel utilization in the Gulf of Mexico increased to 100% in the third quarter of 2011 from 93% in the second quarter of 2011.  On a combined basis, vessel utilization increased to 99% in the third quarter of 2011 compared to 89% in the second quarter of 2011.

Production Facilities

o	The Helix Producer I continued its deployment on the Phoenix field throughout the third quarter of 2011.

Oil and Gas

o
Oil and Gas revenues decreased in the third quarter of 2011 compared to the second quarter of 2011 due primarily to lower oil and gas production and slightly lower commodity prices. Production in the third quarter of 2011 totaled 11.7 Bcfe compared to 12.7 Bcfe in the second quarter of 2011.

o
The average price realized for oil, including the effects of settled oil hedge contracts, totaled $100.93 per barrel in the third quarter of 2011 compared to $101.43 per barrel in the second quarter of 2011.  For natural gas and natural gas liquids, including the effect of settled natural gas hedge contracts, we realized $6.15 per thousand cubic feet of gas (Mcf) in the third quarter of 2011 compared to $6.17 per Mcf in the second quarter of 2011.

o
We recorded a charge of approximately $8.4 million to insurance expense in the third quarter of 2011 to reduce the value of our hurricane catastrophic bond to its intrinsic value at September 30, 2011.  We will record a $2.0 million charge to insurance expense in the fourth quarter of 2011.

o
Our October 2011 oil and gas production rate has averaged approximately 128 million cubic feet of natural gas equivalent per day (MMcfe/d) through October 23, 2011, compared to an average of 127 MMcfe/d in the third quarter of 2011 and an average of 139 MMcfe/d in the second quarter of 2011.  Production from the Phoenix field was impacted for a portion of July due to scheduled downtime of a third party pipeline servicing the field, and was impacted for a portion of August due to third party pipeline flow restrictions.  September production was impacted by third party pipeline safety shutdowns associated with Tropical Storm Lee.

o
We currently have oil and gas hedge contracts in place totaling 6.6 Bcfe (0.7 million barrels of oil and 2.1 Bcf of gas) for the remainder of 2011 (October through December), 22.6 Bcfe (2.8 million barrels of oil and 6.0 Bcf of gas) in 2012 and 6.0 Bcfe (1.0 million barrels of oil) in 2013.

Other Expenses

o	Selling, general and administrative expenses were 5.9% of revenue in the third quarter of 2011, 7.0% in the second quarter of 2011 and 6.8% in the third quarter of 2010.

o
Net interest expense and other increased to $34.8 million in the third quarter of 2011 from $24.0 million in the second quarter of 2011, due primarily to foreign currency losses and losses associated with premiums paid upon repurchases of senior unsecured notes. Net interest expense decreased to $24.1 million in the third quarter of 2011 compared with $25.3 million in the second quarter of 2011, due primarily to our repurchase of $75.0 million of our senior unsecured notes during the third quarter.  The decrease was partially offset by an acceleration of a portion of the deferred financing costs associated with the repurchase of our senior unsecured notes.

Financial Condition and Liquidity

o
We repurchased $75.0 million of our senior unsecured notes in the third quarter of 2011 at an average price of $103.14 ahead of the first optional call date in January 2012.  The optional call price starting in January 2012 is $104.75.  Since the beginning of 2011 we have repaid a total of $193 million in gross debt.

o
Consolidated net debt at September 30, 2011 decreased to $796 million from $833 million as of June 30, 2011. We had no outstanding borrowings under our revolver. Our total liquidity at September 30, 2011 was approximately $933 million, consisting of cash on hand of $375 million and revolver availability of $558 million. Net debt to book capitalization as of September 30, 2011 was 35%.  (Net debt to book capitalization is a non-GAAP measure.  See reconciliation attached hereto.)

o	As of September 30, 2011, we were in compliance with the covenants and restrictions under our various loan agreements.

o
We incurred capital expenditures (including capitalized interest) totaling $65 million in the third quarter of 2011, compared to $75 million in the second quarter of 2011 and $31 million in the third quarter of 2010.

Footnotes to “Summary of Results”:
(1)
Third quarter 2011 oil and gas impairments of $2.4 million primarily related to revisions in cost estimates for reclamation activities ongoing at two of our Gulf of Mexico oil and gas properties.  Second quarter 2011 oil and gas impairments of $22.7 million primarily associated with six of our Gulf of Mexico oil and gas properties and our only non-domestic (U.K.) oil and gas property.  The impairment charges primarily reflect a premature end of these fields’ production lives either through actual depletion or as a result of capital allocation decisions affecting third party operated fields.  Second quarter 2010 oil and gas impairments of $159.9 million related to reduction of the carrying values of certain Gulf of Mexico oil and gas properties due to reserve revisions. First quarter 2010 impairments on our U.S. oil and gas properties ($7.0 million) were due primarily to the deterioration of certain fields’ economics following a significant decrease in natural gas prices during the period. We also impaired our U.K. offshore property ($4.1 million) during the first quarter of 2010. The U.K. impairment was offset by a gain on the reacquisition of our 50% co-owner’s interest in the U.K. field.

(2)	Second quarter 2011 included $6.6 million of exploration costs associated with an offshore lease expiration.
(3)	First quarter 2010 included a payment of $17.5 million to settle litigation related to the termination of a 2007 international construction contract.
(4)	Non-GAAP measure. See reconciliation attached hereto.

Footnotes to “Segment Information, Operational and Financial Highlights”:
(1)
Third quarter 2011 oil and gas impairments of $2.4 million primarily related to revisions in cost estimates for reclamation activities ongoing at two of our Gulf of Mexico oil and gas properties.  Second quarter 2011 oil and gas impairments of $22.7 million primarily associated with six of our Gulf of Mexico oil and gas properties and our only non-domestic (U.K.) oil and gas property.  The impairment charges primarily reflect a premature end of these fields’ production lives either through actual depletion or as a result of capital allocation decisions affecting third party operated fields.  Second quarter 2010 oil and gas impairments of $159.9 million related to reduction of the carrying values of certain Gulf of Mexico oil and gas properties due to reserve revisions.

(2)	Second quarter 2011 included $6.6 million of exploration costs associated with an offshore lease expiration.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its third quarter 2011 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com).  The call, scheduled for 9:00 a.m. Central Daylight Time on Tuesday, October 25, 2011, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-734-8582 for persons in the United States and +1-212-231-2925 for international participants. The passcode is "Tripodo".  A replay of the conference will be available under "Investor Relations" by selecting the "Audio Archives" link from the same page beginning approximately two hours after the completion of the conference call.

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily Adjusted EBITDAX, net debt and net debt to book capitalization.  We calculate Adjusted EBITDAX as earnings before net interest expense, taxes, depreciation and amortization and exploration expense.  Net debt is calculated as the sum of financial debt less cash and equivalents on hand.  Net debt to book capitalization is calculated by dividing net debt by the sum of net debt, convertible preferred stock and shareholders’ equity.  These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items which can vary substantially from company to company, and help investors meaningfully compare our results from period to period.  Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP.  Users of this financial information should consider the types of events and transactions which are excluded.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; employee management issues; uncertainties inherent in the exploration for and development of oil and gas and in estimating reserves; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

			Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
(in thousands, except per share data)			2011	2010	2011	2010
			(unaudited)		(unaudited)

Net revenues:
Contracting services			$213,278	$297,103	$501,887	$604,634
Oil and gas			159,218	95,566	500,535	288,867
			372,496	392,669	1,002,422	893,501
Cost of sales:
Contracting services			147,614	211,634	371,042	438,008
Oil and gas			100,230	93,586	306,733	266,032
Oil and gas impairments			2,357	897	25,078	171,871
			250,201	306,117	702,853	875,911

Gross profit			122,295	86,552	299,569	17,590
Gain on oil and gas derivative commodity contracts			-	161	-	2,643
Gain (loss) on sale of assets, net			-	13	(6)	6,246
Selling, general and administrative expenses			(22,082)	(26,628)	(70,821)	(91,675)
Income (loss) from operations			100,213	60,098	228,742	(65,196)
Equity in earnings of equity investments			4,906	6,221	16,443	12,932
Gain on subsidiary equity transaction			-	-	753	-
Net interest expense and other			(34,828)	(21,407)	(81,182)	(64,826)
Income (loss) before income taxes			70,291	44,912	164,756	(117,090)
Provision for (benefit of) income taxes			23,465	17,965	49,186	(41,962)
Net income (loss), including noncontrolling interests			46,826	26,947	115,570	(75,128)
Less: net income applicable to noncontrolling interests			(800)	(776)	(2,354)	(2,049)
Net income (loss) applicable to Helix			46,026	26,171	113,216	(77,177)
Preferred stock dividends			(10)	(10)	(30)	(104)
Net income (loss) applicable to Helix common shareholders			$46,016	$26,161	$113,186	$(77,281)

Weighted Avg. Common Shares Outstanding:
Basic			104,700	104,090	104,616	103,772
Diluted			105,154	105,307	105,061	103,772

Earnings (Loss) Per Share of Common Stock:
Basic			$0.43	$0.25	$1.07	$(0.74)
Diluted			$0.43	$0.25	$1.06	$(0.74)

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Sep. 30, 2011	Dec. 31, 2010	(in thousands)		Sep. 30, 2011	Dec. 31, 2010
	(unaudited)				(unaudited)
Current Assets:			Current Liabilities:
Cash and equivalents	$375,355	$391,085	Accounts payable		$145,112	$159,381
Accounts receivable	250,036	226,704	Accrued liabilities		159,676	198,237
Other current assets	123,236	123,065	Income taxes payable		3,856	-
			Current mat of L-T debt (1)		7,877	10,179
Total Current Assets	748,627	740,854	Total Current Liabilities		316,521	367,797

Net Property & Equipment:			Long-term debt (1)		1,163,914	1,347,753
Contracting Services	1,466,219	1,452,837	Deferred income taxes		441,520	413,639
Oil and Gas	1,007,534	1,074,243	Asset retirement obligations		169,429	170,410
Equity investments	186,423	187,031	Other long-term liabilities		4,844	5,777
Goodwill	62,344	62,494	Convertible preferred stock (1)		1,000	1,000
Other assets, net	80,862	74,561	Shareholders' equity (1)		1,454,781	1,285,644
Total Assets	$3,552,009	$3,592,020	Total Liabilities & Equity		$3,552,009	$3,592,020

(1)	Net debt to book capitalization - 35% at September 30, 2011. Calculated as total debt less cash and equivalents ($796,436)
divided by sum of total net debt, convertible preferred stock and shareholders' equity ($2,252,217).

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three and Nine Months Ended September 30, 2011

Earnings Release:

Reconciliation From Net Income to Adjusted EBITDAX:

	3Q11	3Q10	2Q11	2011	2010
	(in thousands)

Net income (loss) applicable to common shareholders	$46,016	$26,161	$41,313	$113,186	$(77,281)
Non-cash impairments	-	-	11,573	11,573	170,974
(Gain) loss on asset sales	-	(13)	22	(747)	(6,219)
Preferred stock dividends	10	10	10	30	104
Income tax provision (benefit)	23,465	17,965	16,171	49,186	(41,964)
Net interest expense and other	34,829	21,385	24,022	81,171	64,708
Depreciation and amortization	72,134	76,225	74,790	238,829	222,017
Exploration expense	1,548	442	7,939	9,833	1,780

Adjusted EBITDAX	$178,002	$142,175	$175,840	$503,061	$334,119

We calculate adjusted EBITDAX as earnings before net interest expense, taxes, depreciation and amortization, and exploration expense. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items which can vary substantially from company to company and help investors meaningfully compare our results from period to period. Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.